Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 5, 2003 relating to the financial statements of Environmental Strategies Consulting LLC (formerly, "Environmental Strategies Corporation"), which appears in Quanta Capital Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCooper LLP

New York, New York
December 14, 2005